Exhibit 99.3

CONSOLIDATED FINANCIAL STATEMENTS Eagle Test Systems, Inc. Years Ended September 30, 2008, 2007, and 2006 With Report of Independent Auditors

Eagle Test Systems, Inc.

Consolidated Financial Statements

Years Ended September 30, 2008, 2007, and 2006

Report of Independent Auditors

The Stockholders and Management

Eagle Test Systems, Inc.

We have audited the accompanying consolidated balance sheets of Eagle Test Systems, Inc. as of September 30, 2008 and 2007, and the related consolidated statements of net income and comprehensive income, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended September 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing our audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eagle Test Systems, Inc. at September 30, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2008, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Chicago, Illinois

December 8, 2008

Eagle Test Systems, Inc.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

	September 30
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$51,916	$10,302
Marketable securities	39,410	102,215
Accounts receivable, net of allowances of $458 and $585	19,937	18,238
Inventories	32,441	22,233
Deferred income taxes	5,255	4,410
Prepaid expenses and other current assets	2,540	3,857

Total current assets	151,499	161,255
Property, plant, and equipment, net	13,765	10,782
Long-term investments	27,535	—
Deferred income taxes	483	—
Other assets	484	533

Total assets	$193,766	$172,570

Liabilities and stockholders’ equity
Accounts payable	$4,020	$6,079
Current portion of capital lease obligations	137	270
Deferred revenue	4,435	6,441
Accrued compensation and related liabilities	6,354	3,357
Accrued income taxes	32	416
Other accrued expenses	4,704	2,659

Total current liabilities	19,682	19,222
Long-term liabilities:
Capital lease obligations, less current portion	22	124
Deferred income taxes	—	900
Other long-term liabilities	429	434

Total long-term liabilities	451	1,458
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2008 and 2007	—	—
Common stock, par value $0.01 per share, 90,000,000 shares authorized, 23,060,552 and 22,974,177 shares issued and outstanding as of September 30, 2008 and 2007, respectively	231	230
Additional paid-in capital	176,586	174,474
Accumulated deficit	(1,718)	(22,814)
Accumulated other comprehensive income (loss)	(1,466)	—

Total stockholders’ equity	173,633	151,890

Total liabilities and stockholders’ equity	$193,766	$172,570

See accompanying notes to consolidated financial statements.

Eagle Test Systems, Inc.

Consolidated Statements of Net Income and Comprehensive Income

(In Thousands)

	Year Ended September 30
	2008	2007	2006
Net revenue	$134,161	$85,982	$124,738
Cost of goods sold	50,850	33,751	42,320

Gross profit	83,311	52,231	82,418
Operating expenses:
Selling, general, and administrative	39,146	32,477	28,974
Research and development	12,755	9,080	8,939
Merger-related expenses	2,032	—	—

Operating income	29,378	10,674	44,505
Interest expense	15	98	3,496
Other (income) and expense:
Income from marketable securities	(3,986)	(4,755)	(1,863)
Increase in value of warrants	—	—	5,466
Other expense (income)	28	(168)	(3)

Income before taxes	33,321	15,499	37,409
Provision for income taxes	12,225	4,791	14,836

Net income	$21,096	$10,708	$22,573

Comprehensive income:
Net income	$21,096	$10,708	$22,573
Unrealized loss on marketable securities, net of taxes	(1,466)	—	—

Comprehensive income	$19,630	$10,708	$22,573

See accompanying notes to consolidated financial statements.

Eagle Test Systems, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

(In Thousands, Except Share and Per Share Data)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Deferred Stock Compensation Expense	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at September 30, 2005	5,396,248	$54	$156	$(44,665)	$(132)	$—	$(44,587)
Net income	—	—	—	22,573	—	—	22,573
Reclassification for adoption of SFAS No. 123(R)	—	—	(132)	—	132	—	—
Compensation expense related to stock options	—	—	354	—	—	—	354
Issuance of common stock upon exercise of stock options	13,750	1	91	—	—	—	92
Issuance of common stock upon conversion of series A convertible preferred stock	8,590,245	86	43,844	—	—	—	43,930
Adjustment for redemption of redeemable preferred stock	—	—	—	(11,430)	—	—	(11,430)
Issuance of common stock upon exercise of warrants	525,040	5	8,133	—	—	—	8,138
Issuance of common stock, net of issuance costs	8,130,000	81	117,263	—	—	—	117,344

Balance at September 30, 2006	22,655,283	227	169,709	(33,522)	—	—	136,414
Net income	—	—	—	10,708	—	—	10,708
Compensation expense related to stock options	—	—	602	—	—	—	602
Excess tax benefits from stock-based compensation	—	—	426	—	—	—	426
Issuance of common stock upon exercise of stock options	118,894	1	859	—	—	—	860
Issuance of common stock, net of issuance costs	200,000	2	2,878	—	—	—	2,880

Balance at September 30, 2007	22,974,177	230	174,474	(22,814)	—	—	151,890
Net income	—	—	—	21,096	—	—	21,096
Compensation expense related to stock options	—	—	1,353	—	—	—	1,353
Excess tax benefits from stock-based compensation	—	—	104	—	—	—	104
Issuance of common stock upon exercise of stock options	86,375	1	655	—	—	—	656
Unrealized loss on marketable securities, net of taxes	—	—	—	—	—	(1,466)	(1,466)

Balance at September 30, 2008	23,060,552	$231	$176,586	$(1,718)	$—	$(1,466)	$173,633

See accompanying notes to consolidated financial statements.

Eagle Test Systems, Inc.

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended September 30
	2008	2007	2006
Operating activities
Net income	$21,096	$10,708	$22,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,163	3,554	3,193
Realized loss on sale of marketable securities	22	—	—
Loss on disposal of property and equipment	28	4	—
Accretion of discount on long-term debt	—	—	1,752
Increase in value of warrants	—	—	5,466
Noncash compensation related to stock options	1,353	602	354
Excess tax benefits from stock-based compensation	(104)	(426)	—
Deferred income taxes	(1,279)	61	(1,418)
Changes in operating assets and liabilities:
Accounts receivable	(1,699)	(900)	(8,136)
Inventories	(10,059)	745	(4,671)
Prepaid expenses and other current assets	1,317	(1,714)	(1,595)
Other assets	49	106	(162)
Accounts payable	(2,059)	138	4,418
Deferred revenue	(2,006)	(2,968)	5,990
Accrued compensation and related liabilities	2,997	(2,377)	2,631
Accrued income taxes	(280)	(2,107)	2,182
Other accrued expenses	2,045	(811)	166
Other liabilities	(5)	46	(5)

Net cash provided by operating activities	15,579	4,661	32,738
Investing activities
Net purchases of marketable securities	—	(77,340)	(13,000)
Net proceeds from the sales of marketable securities	32,833	—	825
Sale of property and equipment	—	9	—
Capital expenditures	(7,275)	(3,204)	(2,803)

Net cash provided by (used in) investing activities	25,558	(80,535)	(14,978)
Financing activities
Payments of long-term debt	—	—	(30,595)
Payments of capital lease obligations	(283)	(246)	(250)
Redemption of redeemable preferred stock	—	—	(32,500)
Proceeds from issuance of common stock, net of issuance costs	656	34,925	86,680
Excess tax benefits from stock-based compensation	104	426	—

Net cash provided by financing activities	477	35,105	23,335

Net increase (decrease) in cash and cash equivalents	41,614	(40,769)	41,095
Cash and cash equivalents at beginning of period	10,302	51,071	9,976

Cash and cash equivalents at end of period	$51,916	$10,302	$51,071

Supplemental disclosures
Interest paid	$15	$98	$3,350
Income tax refunds	—	(1,227)	(2,871)
Income taxes paid	12,976	8,804	16,947
Transfer of equipment from fixed assets to inventory	149	600	—
Capital lease obligations	48	19	—

See accompanying notes to consolidated financial statements.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements

(In Thousands, Except Share and Per Share Data)

September 30, 2008

1. The Company

Eagle Test Systems, Inc. (the Company) designs, manufactures, sells, and services automated test equipment (ATE) for the semiconductor industry. The Company’s test systems test analog, mixed-signal, and RF (radio frequency) semiconductor devices. Semiconductor designers and manufacturers worldwide use semiconductor test systems to test devices at different stages during the manufacturing process. These tested devices are incorporated into a wide range of products, including digital cameras, MP3 players, cellular telephones, video/multimedia products, automotive electronics, computer peripherals, and notebook and desktop computers. The Company is headquartered in Buffalo Grove, Illinois, where the Company develops and manufactures its test systems. The Company operates in one industry segment: the design, manufacture, and marketing of automated test equipment. The Company also maintains various offices worldwide for sales, service, and research to support its customer base directly. The operations of, and net investment in, foreign subsidiaries are not material.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned foreign subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Preparation of Financial Statements and Use of Estimates

The accompanying consolidated financial statements have been prepared by the Company and reflect all adjustments, which, in the opinion of management, are necessary for the fair presentation of the results. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results can differ from those estimates.

The Company’s foreign operations use local currency as their functional currency. Accordingly, assets and liabilities of foreign subsidiaries are translated into U.S. dollars at exchange rates in effect at year-end, while revenues and expenses are translated at average exchange rates prevailing during the year. Gains or losses resulting from foreign exchange transactions are recorded in earnings within other income (expense), net.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized by the Company when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price is fixed or determinable, and collectibility is reasonably assured.

The Company derives revenue primarily from test system sales. Revenue related to systems sales is recognized when (i) the Company has a written sales agreement; (ii) delivery has occurred or services have been rendered; (iii) the price is fixed or determinable; and (iv) collectibility is reasonably assured. If installation services are part of a system sale, test system revenue is deferred until the system is delivered, installed, and accepted by the customer.

When sales to a customer involve multiple elements, revenue is recognized on the delivered element, provided that the undelivered element is a standard product with evidence of fair value, there is a history of acceptance of the product with the customer, and the undelivered element is not essential to the customer’s application. When a sale of a test system includes post-contract customer support, or PCS, revenue for the PCS is recognized ratably over the PCS period. Revenue related to individual resource boards is recognized upon shipment.

In a few instances, the Company has entered into short-term rental agreements with customers for the use of its systems. The Company recognizes rental revenue ratably over the applicable rental period. Rental revenues are included as a component of product sales and have been immaterial to date.

Shipping and Handling Costs

Shipping and handling costs related to the delivery of systems are expensed as incurred and classified as cost of goods sold in the consolidated statements of net income and comprehensive income.

Product Warranty Costs

The Company’s systems are sold with warranty provisions that require the Company to remedy deficiencies in quality or performance of its products over a period ranging from 12 to 24 months. The policy of the Company is to establish warranty reserves at the time revenue is recognized at levels that represent the estimate of costs that will be incurred to fulfill those warranty requirements.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

2. Summary of Significant Accounting Policies (continued)

Research and Development Costs

Research and development costs consist primarily of compensation and related costs for personnel as well as costs related to materials, outside contractors, equipment depreciation, and other engineering overhead costs. All research and development costs are expensed as incurred.

Income Taxes

The Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return. Research and development tax credits are recognized for financial reporting purposes to the extent that they can be utilized in the tax return.

Cash, Cash Equivalents, and Marketable Securities

The Company considers all highly liquid investments that are readily convertible to cash and that have remaining maturities of three months or less when purchased to be cash and cash equivalents. Marketable securities consist of debt and equity securities that are classified as available for sale and are recorded at fair value. Securities available for sale include variable rate demand notes (VRDNs). Changes in fair value in marketable securities are reflected in other comprehensive income unless a decline in fair value is considered to be other than temporary. Realized gains and losses on sales of marketable securities are determined based on average cost.

Allowance for Sales Returns and Uncollectibles

The Company determines its allowance for sales returns and uncollectibles by making its best estimate considering its historical accounts receivable collection experience, current economic trends, changes in customer payment terms, and recent information that the Company has about the current status of its accounts receivable balances. If future conditions cause the Company’s collections experience to change or if the Company later obtains different information about the status of any or all of its accounts receivable, additional allowances for sales returns and uncollectibles may be required.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

2. Summary of Significant Accounting Policies (continued)

Inventories

Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out method, and include materials, labor, and manufacturing overhead.

Inventories at customers under purchase orders represent systems that have been shipped under the terms of a customer purchase order, but have not yet qualified for revenue recognition as the systems have not been accepted as of the balance sheet date.

Property and Equipment

Property and equipment are recorded at cost. The Company provides for depreciation and amortization on the straight-line method over the estimated useful lives of the related assets. Equipment includes internally manufactured systems used for testing components and engineering and applications development equipment. Repairs and maintenance costs that do not extend the lives of property and equipment are expensed as incurred.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future undiscounted net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment loss is measured by the amount by which the carrying amount of these assets exceeds the fair value of the assets. There have been no impairments of long-lived assets in the years ended 2008, 2007, or 2006.

Stock Options

The Company records compensation expense using the fair value of options granted over the vesting period on a straight-line basis, including those options that are subject to graded vesting. Under Statement of Financial Accounting Standard (SFAS) No. 123(R), the Company uses the Black-Scholes option pricing model to determine the fair value of the options granted. This model uses such factors as the market price of the underlying shares at date of issuance; exercise price of the option; the expected term of the option, which is approximately six years, utilizing the simplified method as set forth in Staff Accounting Bulletin (SAB) No. 107; a risk-free interest rate range of approximately 2.1% to 4.9%; and an expected volatility rate range of

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

2. Summary of Significant Accounting Policies (continued)

approximately 54% to 67% based upon a peer group of companies, given limited historical data for the Company’s own stock. On December 21, 2007, SAB No. 110 was issued which extended the use of the simplified method, which was set to expire on December 31, 2007, in certain situations when sufficient option exercise history does not exist. The Company continues to use the simplified method, due to the lack of sufficient option exercise history. The fair value of $2,705 for options granted in fiscal 2008 will be amortized to expense as vesting occurs, which is over approximately five years. Expense recognized under SFAS No. 123(R) for the years ended September 30, 2008, 2007, and 2006, was $1,353 ($1,215 net of taxes), $602 ($510 net of taxes), and $354 ($312 net of taxes), respectively.

Fair Value of Financial Instruments

As of September 30, 2008 and 2007, the carrying costs of certain of the Company’s financial instruments, which include cash and cash equivalents, marketable securities (other than auction rate securities), accounts receivable, and accounts payable, approximate their fair values due to their short maturities or other factors. Refer to Note 3 for discussion on fair value of auction rate securities.

Recent Accounting Pronouncements

Effective October 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure. The adoption did not have an effect on the results of operations or financial condition. The Company did not have any unrecognized tax benefits as of October 1, 2007 or September 30, 2008. If interest and penalties would need to be accrued related to unrecognized tax benefits, such amounts would be recognized as a component of income tax expense; while prior to adoption of FIN 48, the interest and penalties were recognized as components of interest expense and selling, general, and administrative expense, respectively.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

2. Summary of Significant Accounting Policies (continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for more information about (1) the extent to which companies measure assets and liabilities at fair value, (2) the information used to measure fair value, and (3) the effect that fair value measurements have on earnings. SFAS No. 157 will apply whenever another standard requires (or permits) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value to any new circumstances. The Company will adopt this requirement for the fiscal year beginning October 1, 2008. In February 2008, the FASB issued FASB Staff Position (FSP) No. FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 and FSP No. FAS 157-2, Effective Date of FASB Statement No. 157. Collectively, these FSPs allow a one-year deferral of adoption of SFAS No. 157 for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a non-recurring basis and amend SFAS No. 157 to exclude FASB Statement No. 13 and its related interpretive accounting pronouncements that address leasing transactions. The Company does not believe the adoption of SFAS No. 157 will materially impact its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. The standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company will adopt this requirement for the fiscal year beginning October 1, 2008. The Company is currently evaluating the potential impact that the adoption of SFAS No. 159 will have on its consolidated financial statements.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

2. Summary of Significant Accounting Policies (continued)

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, a replacement of FASB Statement No. 141. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008, and applies to all business combinations. SFAS No. 141(R) provides that, upon initially obtaining control, an acquirer shall recognize 100% of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100% of its target. As a consequence, the current step acquisition model will be eliminated. While the adoption of this standard is not expected to have any impact on the Company’s financial condition or results of operations, the adoption of SFAS No. 141(R) could materially change the accounting for business combinations consummated subsequent to the implementation date.

3. Marketable Securities and Long-Term Investments

At September 30, 2008 and 2007, the Company’s marketable securities were invested in VRDNs. The Company has an option to put the VRDNs back to the financial institution remarketing agent that provides for liquidity within two to five days, and these instruments trade at par value. Since the put option is not with the original issuer, the VRDNs are classified as marketable securities available for sale. Of the VRDNs held by the Company as of September 30, 2008, $13,600 had contractual maturities of 5 to 10 years, and $25,810 had contractual maturities over 10 years.

The Company’s long-term investments were comprised of auction rate securities (ARSs). As of September 30, 2008, the Company had $29,950 (at par) of ARSs, which are variable rate securities, all of which are AA/AAA rated and collateralized by student loans ($24,850 at par) and municipal revenues ($5,100 at par). The student loan ARSs are substantially guaranteed by a U.S. Department of Education agency or a third-party insurer. The ARSs are typically bought and sold in a Dutch auction process that resets the interest rate through buyers and sellers stipulating the reset interest rate for the par value of the securities. While the underlying securities for the ARSs have a long-term nominal maturity, the interest rate is reset through a Dutch auction process at predetermined intervals of 7 to 35 days.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

3. Marketable Securities and Long-Term Investments (continued)

Starting mid-February 2008, the Company experienced difficulties in selling the ARSs due to the failure of auctions. These failed auctions represent market liquidity risk and not defaults or credit events. The Company continues to receive interest on the investment, currently at a predetermined maximum rate based on a spread above named market rate indices or a penalty interest rate stipulated in the bond indenture. In the absence of observable market data, the Company obtained a third party valuation analysis which considered factors such as type of security, tax status, credit quality, expected holding periods, portfolio composition, and credit and liquidity premiums. Based upon this valuation, the Company determined the fair value of the ARSs to be $27,535, resulting in an unrealized loss of $2,415 ($1,466 net of tax) as of September 30, 2008.

Pursuant to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, as well as other related accounting guidance, the Company considered whether the decline in fair value of the ARSs compared to their par value is temporary as of September 30, 2008. Considering the decline in fair values has been relatively short in duration and considering the overall quality of the underlying investments and the anticipated future market for such investments, and given the Company’s ability and intent to hold these investments until they fully recover in value (including until contractual maturity, if necessary), the unrealized loss is considered to be temporary. However, the Company will reassess this conclusion in future reporting periods based on several factors, including possible failure of the investments to be redeemed, potential deterioration of the credit ratings of the investments, market risk, the Company’s continued ability and intent to hold until contractual maturity, and other factors. Such reassessment may result in a conclusion that these investments are other-than-temporarily impaired. If it is determined that the fair value of these securities is other-than-temporarily impaired, the Company would record a loss in its consolidated statements of net income and comprehensive income, which could materially adversely impact its results of operations and financial condition.

The Company recorded the unrealized loss as a component of accumulated other comprehensive income (loss). The estimated fair value of the ARSs is classified as noncurrent assets as of September 30, 2008.

In October 2008, the Company received an offer from UBS AG, one of its investment providers, to sell at par value $26,250 of ARSs originally purchased from UBS at anytime during a two-year period beginning June 30, 2010. The Company has accepted this nontransferable offer.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

3. Marketable Securities and Long-Term Investments (continued)

The carrying value of marketable securities and long-term investments as of the dates indicated are as follows:

	September 30
	2008	2007
Short-term marketable securities:
Auction rate securities	$—	$53,940
VRDNs	39,410	48,275

	$39,410	$102,215

Long-term investments:
Auction rate securities	$27,535	$—

	$27,535	$—

Based on the contractual maturities of the available-for-sale ARSs as of September 30, 2008, the par value and estimated fair market value of the securities were as follows:

	Par Value	Estimated Fair Value
Long-term investments:
Due in less than one year	$—	$—
Due after one year through five years	—	—
Due after five years through ten years	3,000	2,741
Due after ten years	26,950	24,794

Total	$29,950	$27,535

The realized gains, losses, and interest are included in income from marketable securities in the consolidated statements of net income and comprehensive income.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

3. Marketable Securities and Long-Term Investments (continued)

Interest and dividend income and realized gains from sales of marketable securities are as follows:

	Year Ended September 30
	2008	2007	2006
Interest income	$3,591	$2,056	$827
Dividend income	417	2,699	1,036
Net realized losses from sales of marketable securities	(22)	—	—

Income from marketable securities	$3,986	$4,755	$1,863

4. Inventories

Inventories consist of the following:

	September 30
	2008	2007
Raw materials	$14,248	$7,766
Work-in-process	2,443	4,499
Finished goods	15,003	8,317
Inventory at customers under purchase orders	747	1,651

	$32,441	$22,233

The Company’s policy is to establish inventory reserves when conditions exist that suggest inventory may be in excess of anticipated demand or is obsolete based upon assumptions about future demand for products or market conditions. The Company regularly evaluates the ability to realize the value of its inventory based on a combination of factors, including forecasted sales or usage, estimated product end-of-life dates, estimated current and future market value, and new product introductions. Purchasing and alternative usage options are also explored to mitigate obsolete inventory exposure. When recorded, reserves are intended to reduce the carrying value of inventory to its net realizable value. Inventory of $32,441 is stated net of inventory

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

4. Inventories (continued)

reserves of $9,565 as of September 30, 2008. Inventory of $22,233 is stated net of inventory reserves of $8,377 as of September 30, 2007. If actual demand for products deteriorates or market conditions are less favorable than those the Company projects, additional inventory reserves may be required.

5. Property and Equipment

Property and equipment are summarized as follows:

	September 30		Depreciable Life
	2008	2007
Buildings	$161	$161	30
Building improvements	29	29	10
Leasehold improvements	4,959	3,775	10	*
Equipment	18,679	14,330	3-5
Office furniture	2,153	1,822	5-7
Software	2,688	2,073	3-5

	28,669	22,190
Less accumulated depreciation	(14,904)	(11,408)

	$13,765	$10,782

*	Or lease term, if less.

The Company has recorded certain office furniture under capital leases. The cost of such office furniture and related accumulated depreciation was $1,054 and $811, respectively, as of September 30, 2008, and $1,050 and $594, respectively, as of September 30, 2007.

Depreciation expense was $4,163, $3,554, and $3,193, for the years ended September 30, 2008, 2007, and 2006, respectively. Depreciation expense includes amortization of office furniture under capital leases of $261, $276, and $212 for the years ended September 30, 2008, 2007, and 2006, respectively.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

6. Capital Lease Obligations

	September 30
	2008	2007
Capital lease obligations	$159	$394
Less current portion of capital lease obligations	(137)	(270)

	$22	$124

7. Stockholders’ Equity and Preferred Stock

Equity Offerings

On March 14, 2006, the Company completed an initial public offering to sell 6,130,000 shares of common stock to the public at an offering price of $15.50 per share. The initial public offering resulted in net proceeds of $86,680. Of the net proceeds, $30,595 was used to redeem the Company’s senior subordinated debt outstanding and $32,500 was used to redeem the Company’s redeemable preferred stock outstanding just prior to the offering. The Company retained the remaining $23,585 in net proceeds for working capital and general corporate purposes.

On October 3, 2006, the Company completed a public offering to sell an additional 2,000,000 shares of common stock at an offering price of $16.50 per share, generating net proceeds of $30,524, which includes $422 of offering expenses recorded in the fiscal year ended September 30, 2006. Because the shares were sold on September 27, 2006, the transaction was included in stockholders’ equity and gross proceeds of $31,185 were recorded as a receivable from the sale of common stock in the consolidated balance sheet as of September 30, 2006. On October 11, 2006, the underwriters exercised their option to purchase an additional 200,000 shares of common stock at an offering price of $16.50 per share, generating net proceeds of $3,119.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

7. Stockholders’ Equity and Preferred Stock (continued)

Recapitalization

On March 14, 2006, in connection with the Company’s initial public offering, a Second Amended and Restated Certificate of Incorporation was filed with the state of Delaware that was adopted by the stockholders prior to the initial public offering that implemented the following changes to the Company’s capital stock:

Change in Authorized Shares

The Company’s Articles of Incorporation were amended to increase the authorized capital stock of the Company from 15,502,199 shares of capital stock consisting of (i) 15,495,325 shares of common stock, par value $0.01 per share; (ii) 3,437 shares of Series A Convertible Preferred Stock, par value $0.01 per share (Series A Convertible Preferred Stock); and (iii) 3,437 shares of Redeemable Preferred Stock, par value $0.01 per share (Redeemable Preferred Stock) to 100,000,000 shares of capital stock consisting of (i) 90,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.01 per share.

Common Stock

In connection with the initial public offering, 3,436 shares of Series A Convertible Preferred Stock held by investment funds managed by TA Associates (collectively, the Investors) were converted into 8,590,247 shares of common stock and 3,436 shares of Redeemable Preferred Stock. The conversion resulted in $43,930 being reclassified to the capital accounts of the Company based upon a valuation performed at the time of issuance of the Series A Convertible Preferred Stock. As discussed below, the Redeemable Preferred Stock was redeemed with a portion of the proceeds from the initial public offering.

In addition, prior to the initial public offering, the Investors exercised $0.01 per share common stock warrants for 525,040 shares of common stock resulting from the conversion of the Senior Subordinated Convertible Notes.

At September 30, 2008, the Company has reserved 3,198,396 unissued shares of its common stock for possible issuance under the Company’s 2003 Stock Option and Grant Plan and 2006 Stock Option and Incentive Plan.

No dividend restrictions exist as of September 30, 2008 and 2007.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

7. Stockholders’ Equity and Preferred Stock (continued)

Preferred Stock

The Company’s Board of Directors is authorized, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series. The Board of Directors can fix the rights, preferences, and privileges of the shares of each series and any of its qualifications, limitations, or restrictions. The Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The Board of Directors will make any determination to issue such shares based on its judgment as to the Company’s best interests and the best interests of its stockholders. The Company has no current plans to issue any shares of preferred stock.

Series A Convertible Preferred Stock (Redeemed in Initial Public Offering)

Upon the conversion of all of the Series A Convertible Preferred Stock into Redeemable Preferred Stock and common stock, a portion of the proceeds from the initial public offering was used to redeem all of the shares of the Redeemable Preferred Stock for $32,500. The difference between the fair market value of the Redeemable Preferred Stock at date of issuance of $21,070 and the redemption price of $32,500, or $11,430, was charged to retained earnings in accordance with Emerging Issues Task Force (EITF) Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios.

Prior to the initial public offering, the Company had designated 3,437 of its shares of authorized preferred stock as convertible preferred stock.

Redeemable Preferred Stock (Redeemed in Initial Public Offering)

As noted above, upon the conversion of all of the Series A Convertible Preferred Stock into Redeemable Preferred Stock and common stock, a portion of the proceeds from the initial public offering was used to redeem all of the shares of the Redeemable Preferred Stock for $32,500.

Prior to the initial public offering, the Company had designated 3,437 shares of its authorized preferred stock as Redeemable Preferred Stock. As of September 30, 2008 and 2007, no shares of Redeemable Preferred Stock were authorized or outstanding.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

7. Stockholders’ Equity and Preferred Stock (continued)

Warrants (Exercised Prior to Initial Public Offering)

Prior to the exercise of the common stock warrants in connection with the initial public offering, the warrants enabled the Investors to put the warrants to the Company at fair value at any time after September 30, 2008. The warrants were thereby considered liability instruments and recorded at fair value based upon independent valuations. The change in the value of the warrants was an increase of $5,466 for fiscal 2006 and was recorded in the consolidated statements of income and comprehensive income as other (income) expense. The warrants were exercised by the Investors on March 14, 2006, in connection with the Company’s initial public offering, and the carrying value of $8,133 was reclassified to stockholders’ equity.

8. Investment by TA Associates

On September 30, 2003, investment funds managed by TA Associates (collectively referred to as the Investors) purchased 3,436 shares of convertible preferred stock for $65,000. The Company also issued Notes to the Investors (the Notes) aggregating $30,000, bearing annual interest of 12%, which mature September 30, 2009. From the date of issuance, at the option of the holders, the Notes were convertible into (i) senior subordinated notes aggregating $29,995 (plus accrued and unpaid interest), bearing annual interest of 12%, and maturing September 30, 2009; and (ii) redeemable warrants to purchase 525,040 shares of common stock at a price of $0.01 per share. The allocated fair value of the warrants was accounted for as a discount of $1,718 on the Notes and was being amortized to interest expense over the term of the Notes. As the warrants enabled the holders to put the warrants to the Company at fair value at any time after September 30, 2008, the warrants were considered liability instruments and recorded at fair value based on independent valuations. As of September 30, 2005, the common stock warrants were revalued based upon an independent valuation. The change in the value of the warrants was an increase of $5,466 through the date of exercise (total value of $2,667 at September 30, 2005), and a corresponding expense for the increase in fair market value was recorded in the consolidated financial statements as other (income) expense.

In connection with the completion of the Company’s initial public offering on March 14, 2006, the 12% senior subordinated convertible notes were converted into $29,995 in 12% senior subordinated notes and 525,040 of $0.01 common stock warrants. As discussed in Note 7, the common stock warrants were exercised by the Investors. The senior subordinated notes were repurchased from the Investors with a portion of the proceeds from the initial public offering for

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

8. Investment by TA Associates (continued)

$29,995, along with the payment of a 2% early redemption premium of $600. The unamortized debt discount of $1,033 from the original issue of the 12% senior subordinated convertible notes was charged to interest expense in March 2006 in connection with recording the note conversion and redemption.

9. Income Taxes

The components of the provision for income taxes consist of the following:

	Year Ended September 30
	2008	2007	2006
Current:
Federal	$11,191	$4,032	$13,257
State	2,334	698	2,997

Total current	13,525	4,730	16,254
Deferred:
Federal	(1,036)	50	(1,169)
State	(264)	11	(249)

Total deferred	(1,300)	61	(1,418)

Total income tax expense	$12,225	$4,791	$14,836

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

9. Income Taxes (continued)

Reconciliations of the U.S. federal statutory rate to the Company’s effective tax rates are as follows:

	Year Ended September 30
	2008	2007	2006
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal income tax effect	4.0	4.0	4.7
Tax-exempt investment income	(3.8)	(4.5)	—
Research and development tax credits	(0.2)	(2.2)	(0.1)
Nondeductible increase in value of warrants	—	—	5.1
Extraterritorial income exclusion	—	(0.6)	(2.5)
Domestic production deduction	(1.8)	(0.7)	(1.2)
Provision to return adjustments	—	—	(1.2)
Nondeductible merger costs	1.9	—	—
Other	1.6	(0.1)	(0.2)

Effective tax rate	36.7%	30.9%	39.6%

Effective October 1, 2007, the Company adopted FIN 48, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure. The adoption did not have an effect on the results of operations or financial condition. The Company did not have any unrecognized tax benefits as of October 1, 2007 or September 30, 2008. If interest and penalties would need to be accrued related to unrecognized tax benefits, such amounts would be recognized as a component of income tax expense; while prior to adoption of FIN 48, the interest and penalties were recognized as components of interest expense and selling, general, and administrative expense, respectively.

The Company is subject to U.S. federal income tax, as well as income tax from multiple state and foreign jurisdictions. As of September 30, 2008, the Company is no longer subject to U.S. federal income tax examination for fiscal years before 2005 and is no longer subject to major state or foreign income tax examination for fiscal years before 2004. The Company does not anticipate any material adjustments to its consolidated financial statements resulting from tax examinations currently in progress.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

9. Income Taxes (continued)

The temporary differences that created the deferred tax assets and (liabilities) are as follows:

	September 30
	2008	2007
Deferred tax assets:
Allowance for accounts receivable	$180	$232
Inventory valuation reserves	3,758	2,902
Deferred revenue	615	559
Other accrued expenses	631	658
Stock option compensation expense	277	162
Unrealized loss on marketable securities	949	—
Other	71	59

Total deferred tax assets	6,481	4,572
Deferred tax liabilities:
Depreciation	(743)	(1,062)

Total deferred tax liabilities	(743)	(1,062)

Net deferred tax assets	$5,738	$3,510

10. Employee Benefit Plans

Benefit Plan Changes – 2007

In fiscal 2007 the Company amended the Eagle Test Systems, Inc. Profit Sharing Plan and Trust to allow for employee elective salary deferrals intended to qualify as salary reduction contributions under Internal Revenue Code Section 401(k). The plan was also amended to change the plan name to the Eagle Test Systems, Inc. Profit Sharing and Employee Savings Plan (the Plan) and to allow the Company to match a portion of an employee elective contribution. The Company employee stock ownership plan (ESOP) and pension plan assets were merged into the new Plan in connection with the amendment, effective July 9, 2007. The Plan amendment and restatement were generally effective October 1, 2006. The Plan, as amended, covers substantially all employees of the Company and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan, as amended, is a discretionary, defined-contribution plan. Eligible employees are defined as those who have completed 90 days of service and have attained the age of 21. Company contributions of discretionary or matching contribution funds vest to participants’ accounts on a graded vesting schedule and become 100%

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

10. Employee Benefit Plans (continued)

vested after achieving five years of service. The Company expensed approximately $632 and $140 as matching contributions under the Plan for the years ended September 30, 2008 and 2007, respectively. At September 30, 2008 and 2007, the participant accounts held 731,622 and 762,493 shares of common stock of the Company, respectively.

Employee Stock Ownership Plan

The Company had an ESOP, which was amended effective July 9, 2007. The ESOP assets were merged into the amended and restated Eagle Test Systems, Inc. Profit Sharing and Employee Savings Plan, as noted above. Any Company contribution to the ESOP was discretionary. For the years ended September 30, 2007 and 2006, no amount was expensed for the ESOP contribution. The ESOP owned 834,565 shares of common stock at September 30, 2006.

Other Compensation Plans

The Company has established a profit-sharing plan, which is a discretionary, defined-contribution plan. This profit-sharing plan was amended and restated effective October 1, 2006, as described under Benefit Plan Changes – 2007, above. Under the profit-sharing plan, prior to the amendment, the Company expensed approximately $490 for the year ended September 30, 2006.

The Company also had a pension plan, which was a defined-contribution plan and allowed discretionary contributions. This pension plan was amended effective July 9, 2007, and the pension plan assets were merged into the amended and restated Eagle Test Systems, Inc. Profit Sharing and Employee Savings Plan, as noted above, and also allowed for discretionary contributions. Under the pension plan, the Company expensed approximately $170 and $163 for the years ended September 30, 2007 and 2006, respectively.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

11. Stock Option Plan

The Company adopted the 2003 Stock Option and Grant Plan and the 2006 Stock Option and Incentive Plan (the Plans), which provide for the issuance of incentive and nonqualified common stock options to employees, directors, and consultants of the Company. The Board of Directors has reserved 2,978,396 shares of common stock to be issued in conjunction with these Plans. The term of the options shall be no more than 10 years from the date of grant. Options granted under the Plans generally vest in periods between one and five years, as determined by the Board of Directors.

The Company’s stock option activity for the years ended September 30, 2008, 2007, and 2006, under the Plans is as follows:

	Outstanding Options	Weighted- Average Exercise Price
Outstanding at September 30, 2005	703,111	$8.29
Granted	405,000	11.62
Exercised	(13,750)	6.73
Forfeited	(414,861)	10.28

Outstanding at September 30, 2006	679,500	9.09
Granted	346,500	16.23
Exercised	(118,894)	7.23
Forfeited	(6,459)	7.00

Outstanding at September 30, 2007	900,647	12.10
Granted	396,350	11.30
Exercised	(86,375)	7.58
Forfeited	(38,126)	13.00

Outstanding at September 30, 2008	1,172,496	$12.12

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

11. Stock Option Plan (continued)

The Company adopted SFAS No. 123(R) effective October 1, 2005. A summary of the status of the Company’s nonvested stock options issued post-SFAS No. 123(R) implementation, as of September 30, 2008, and activity for the years ended September 30, 2008, 2007, and 2006, is as follows:

Nonvested Options	Options	Weighted- Average Grant Date Fair Value
Nonvested at September 30, 2005	—	$—
Granted	405,000	5.88
Vested	(56,180)	3.60
Forfeited	(140,000)	7.37

Nonvested at September 30, 2006	208,820	5.50
Granted	346,500	10.21
Vested	(80,274)	5.45
Forfeited	—	—

Nonvested at September 30, 2007	475,046	8.95
Granted	396,350	6.82
Vested	(171,246)	8.36
Forfeited	(38,126)	7.82

Nonvested at September 30, 2008	662,024	$7.89

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

11. Stock Option Plan (continued)

As of September 30, 2008, there was $4,872 ($4,015 net of estimated forfeitures) of total unrecognized compensation costs related to the stock-based compensation granted under the Plans. This cost is expected to be amortized over a weighted-average service period of four years. The fair value of the related stock-based compensation expense recorded for fiscal 2008, 2007, and 2006, was $1,353, $602, and $354, respectively. The following table summarizes information about all stock options outstanding for the Company as of September 30, 2008:

	Options Outstanding			Options Vested
Exercise Price	Number Outstanding	Weighted- Average Remaining Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$ 6.00 - $ 7.00	134,521	5.73	$6.53	125,769	$6.50
$ 8.00 - $10.00	202,000	6.18	9.36	181,687	9.51
$11.07 - $11.40	371,475	8.95	11.11	42,459	11.36
$12.34 - $15.91	314,500	8.47	15.11	96,332	15.72
$16.56 - $18.00	150,000	8.28	17.08	60,891	16.96

	1,172,496			507,138

Stock option aggregate intrinsic value information for the years ended September 30, 2008, 2007, and 2006, follows:

	2008	2007	2006
Exercised	$437	$1,104	$84
Outstanding	4,135	2,112	5,052
Vested	2,340	1,497	2,605

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

12. Concentration of Credit Risk

The Company has a concentration of sales with certain major semiconductor manufacturers that individually represent more than 10% of total revenue. Sales to these major semiconductor manufacturers were as follows:

	Year Ended September 30
	2008	2007	2006
Texas Instruments Incorporated	37.9%	30.7%	52.9%

Major semiconductor manufacturer companies comprise a significant portion of the Company’s trade receivables. As of September 30, 2008, three customers (Fairchild Semiconductor International Incorporated, ON Semiconductor Corporation, and Texas Instruments Incorporated) comprised approximately 56% of the Company’s trade receivables balance. As of September 30, 2007, three customers (Fairchild Semiconductor International Incorporated, STMicroelectronics N.V., and Texas Instruments Incorporated) comprised approximately 55% of the Company’s trade receivables balance.

Financial instruments, which potentially subject the Company to concentrations of credit risk, are cash equivalents, marketable securities, long-term investments, and accounts receivable. All of the Company’s cash equivalents and marketable securities are held by major financial institutions. Deposits held with financial institutions may exceed the amount of insurance provided on such deposits. All of the Company’s long-term investments are auction rate securities issued by several state agencies which are AA/AAA rated and collateralized by student loans and municipal revenues and are substantially guaranteed by a U.S. Department of Education agency or a third-party insurer. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. To reduce its credit risk, the Company routinely assesses the financial strength of its customers. The Company does not require collateral; although the Company obtains letters of credit on sales to certain foreign customers. An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential credit losses based on past collection history and specific risks identified among uncollectible accounts. Accounts receivable are charged off against the allowance for doubtful accounts when it is determined that the receivable will not be collected.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

13. Comprehensive Income

Comprehensive income is comprised of two components, net income and other comprehensive income. The components of other comprehensive income, and related tax effects, were as follows for the fiscal year ended September 30:

	Year Ended September 30
	2008	2007	2006
Unrealized losses on marketable securities, net of taxes of $(949), $0, and $0 in 2008, 2007, and 2006, respectively	$(1,466)	$—	$—

	$(1,466)	$—	$—

14. Industry and Geographic Segment Information

Operating Segments

The Company operates in one industry segment: the design, manufacture, and marketing of automated test equipment for the semiconductor industry that is used to test analog, mixed-signal, and RF devices.

Geographic Information

The Company markets its products and related services to customers mainly through a direct sales force. Revenues are attributed to geographic areas based on the country in which the customer is domiciled.

The Company’s revenues are generated from sales into the following geographic regions (denominated in United States dollars):

	Year Ended September 30
	2008	2007	2006
United States	$33,236	$30,283	$38,177
Malaysia	48,655	15,092	48,377
Other	52,270	40,607	38,184

	$134,161	$85,982	$124,738

Substantially all of the Company’s long-lived assets are located in the United States.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

15. Commitments and Contingencies

Lease Commitments

The Company has operating and capital lease commitments for certain facilities and equipment. Minimum lease payments under noncancelable leases are as follows:

	September 30, 2008
	Operating Leases	Capital Leases
Fiscal Year
2009	$2,412	$140
2010	2,320	20
2011	1,913	3
2012	1,552	—
2013	1,541	—
Thereafter	1,955	—

Total minimum lease payments	$11,693	163

Less amount representing interest		(4)

Present value of capital lease obligations		$159

Total rent expense for fiscal 2008, 2007, and 2006, was $2,354, $2,177, and $2,126, respectively.

Contingencies

The Company’s sales agreements indemnify its customers for any expenses or liabilities resulting from claimed infringements of patents, trademarks, or copyrights of third parties. The terms of these indemnification agreements are generally indefinite after execution of the agreement. The maximum amount of potential future indemnification is unlimited. However, to date, the Company has not paid any claims or been required to defend any lawsuits with respect to any claim.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

15. Commitments and Contingencies (continued)

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. In the opinion of management, there are no pending claims of which the outcome is expected to result in a material adverse effect on the financial position, results of operations, or cash flows of the Company.

Product Warranty

The following table shows the details of the product warranty accrual, which is included in other accrued expenses on the consolidated balance sheet:

Product Warranty Activity
Balance at September 30, 2005	$563
Warranty expenditures	(1,193)
Provision for warranty	1,698

Balance at September 30, 2006	1,068
Warranty expenditures	(2,389)
Provision for warranty	2,314

Balance at September 30, 2007	993
Warranty expenditures	(2,434)
Provision for warranty	2,846

Balance at September 30, 2008	$1,405

16. Subsequent Events

On November 14, 2008, the Company completed the merger contemplated by the Agreement and Plan of Merger (the Merger Agreement) with Teradyne Inc., a Massachusetts corporation (Buyer), and Turin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer (Merger Sub), entered into on September 1, 2008. Subject to the terms of the Merger Agreement, Merger Sub merged with and into the Company with the Company being the surviving entity and continuing as a wholly owned subsidiary of Buyer (the Merger). The Merger Agreement was approved and adopted by the Company’s stockholders at a special meeting of stockholders on November 7, 2008.

Eagle Test Systems, Inc.

Notes to Consolidated Financial Statements (continued)

(In Thousands, Except Share and Per Share Data)

16. Subsequent Events (continued)

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock was converted into the right to receive cash, without interest, in an amount equal to $15.65 per share. In connection with the Merger, the Company notified the NASDAQ Global Market (NASDAQ) on November 14, 2008, that the Merger was consummated. NASDAQ has filed a delisting application on Form 25 with the Securities and Exchange Commission to report that the shares of the Company’s common stock are no longer listed on NASDAQ.

The vesting conditions of certain outstanding stock options were accelerated immediately prior to the closing, pursuant to the terms of the award agreements under which such options were originally granted. Each outstanding stock option was assumed by Buyer and converted into an option to acquire shares of Buyer, adjusted according to the terms of the Merger Agreement.

The Company has incurred merger-related fees of $2,032 in the quarter and year ended September 30, 2008. During the period from October 1, 2008 to November 14, 2008, the Company incurred additional financial advisor and legal fees related to the Merger of approximately $4,670.